EXHIBIT 4.2

                              CONSULTING AGREEMENT

         This agreement ("Agreement") is made and entered into this 9th day of March, 2000 between BrowseSafe.com, Inc., a Nevada corporation (the "Company"), Paladin Management Company, Ltd. ("Paladin"), Don Gulliman ("Gulliman") and Len Shorkey ("Shorkey").

         1.       Consulting Services from Shorkey.

                  a. The Company hereby retains and engages Shorkey to perform the following consulting services (the "Consulting Services"):

                           (1) Review and evaluate the Company's current
                  business plan and remain knowledgeable about the contents thereof;

                           (2) Work with the Company's management to develop and
                  prepare a detailed strategic business plan as well as periodically revise said plan as required during the Term of this Agreement; and

                           (3) Provide general strategic advice and consultation
                  to the Company's management on all matters pertaining to the business of the Company.

                  b. Shorkey's Duties Expressly Excluded. This Agreement expressly excludes Shorkey from providing any and all capital formation and/or public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and/or equity financing.

                  c. Consideration to Shorkey. As full and complete consideration for the performance by Shorkey of the Consulting Services, the Company will issue to Shorkey 50,000 shares of the Company's common stock, $0.001 par value as soon as practicable following execution of this Agreement and the filing of a registration statement under the Securities Act of 1933, as amended, on Form S-8 (or other available form) covering said shares.

         2.       Other Services from Paladin and Gulliman.

                  a. The Company hereby retains and engages Paladin and Gulliman to perform the following services:

                           (1) Market awareness to institutional class investors and brokers;

                           (2)      General market support and representation;

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                           (3)      Counsel concerning management of public
                  relations and market analysis, and;

                           (4) Provide introductions to key technology and corporate contacts.

                  c. Consideration to Paladin and Gulliman. As full and complete consideration for the performance by Paladin and Gulliman of the services described herein, the Company will issue to Paladin and/or Gulliman 450,000 shares of the Company's common stock, $0.001 par value as soon as practicable following execution of this Agreement and subject to the piggyback registration rights described below:

                           (1) 50,000 shares as soon as practicable following execution of this Agreement;

                           (2) 100,000 shares will be issued at a purchase price of $2.00 per share within 30 days following the execution of this Agreement;

                           (3) 100,000 shares will be issued at a purchase price of $3.00 per share within 30 days following the execution of this Agreement; and;

                           (4) 100,000 shares will be issued at a purchase price
                  of $4.00 per share within 30 days following the execution of this Agreement.

                           (5) 100,000 shares will be issued at a purchase price
                  of $5.00 per share within 90 days following the execution of this Agreement.

                  c. Restricted Securities; Piggyback Registration Rights. The shares issued to Paladin and/or Gulliman shall be "restricted securities" as defined in Rule 144(a)(3) as promulgated by the Securities and Exchange Commission. These shares shall have piggyback registration rights.

         3. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Consultants and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

         4. Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

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         5.       Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

         6. Notices. Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

                           Company:
                           BrowseSafe.com, Inc.
                           335 West Ninth Street, Suite 100
                           Indianapolis, Indiana 46202
                           Attn:  Mark W. Smith, President and CEO

                           Consultants:
                           Len Shorkey
                           Don Gulliman
                           Paladin Management Company, Ltd.
                           345 North Maple Drive, Suite 358
                           Beverly Hills, California 90210

or at such other location as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to be given on the date of receipt.

         7. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

         8. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Indiana, without giving effect to conflicts of laws.

         9. Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

         10. Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

         11. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

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         12.      Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                         BROWSESAFE.COM, INC.


                                         By /s/ Mark W. Smith
                                           ----------------------------
                                           Mark W. Smith, President/
                                           Chief Executive Officer


                                            /s/ Len Shorkey
                                           ----------------------------
                                           Len Shorkey


                                            /s/ Don Gulliman
                                           ----------------------------
                                           Don Gulliman


                                           PALADIN MANAGEMENT COMPANY, LTD.


                                           By  /s/ Don Gulliman
                                           ----------------------------
                                           Don Gulliman, Chief Operating Officer